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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 11, 1999 relating to the consolidated financial statements of Pinnacle Holdings Inc., which appears in the Pinnacle Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Our Selected Historical Consolidated Financial Data" and "Our Summary Historical and Unaudited Pro Forma Consolidated Financial Data" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Tampa, FL
January 19, 2000